*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 22, 2013.

WELLCARE HEALTH PLANS, INC.
Meeting Information
Meeting Type:    Annual Meeting
For holders as of:    March 25, 2013
Date: May 22, 2013    Time: 10:00 AM EDT

Location: WellCare Health Plans, Inc
                   8735 Henderson Road
 Renaissance Center
Tampa, FL 33634

WELLCARE HEALTH PLANS, INC. P.O. BOX 31390 TAMPA, FL 33631-3390	You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

-- Before You Vote --
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT                   ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:    www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*:    sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 8, 2013 to facilitate timely delivery.

-- How To Vote --
Please Choose One of the Following Voting Methods

Vote In Person: To vote at the meeting, you will need to request a ballot to vote these shares. To obtain information about attending the meeting, contact Lisa Iglesias, our Secretary, at (813) 206-1393.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è  XXXX XXXX XXXX available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of ten directors to hold office until the Company's 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Nominees:	The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

1a. Carol J. Burt	2. Approval of the Company's 2013 Incentive Compensation Plan.
1b. Roel C. Campos
1c. Alec Cunningham	3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.
1d. David J. Gallitano
1e. D. Robert Graham	4. Advisory vote on the compensation of the Company's named executive officers ("Say on Pay").
1f. Kevin F. Hickey
1g. Christian P. Michalik
1h. Glenn D. Steele, Jr.
1i. William L. Trubeck
1j. Paul E. Weaver